UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

eResearchTechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29100	22-3264604
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 215-972-0420

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Compensation

At its meeting held on February 23, 2010, our Board of Directors (the “Board”), at the recommendation of its Compensation Committee (the “Committee”), ratified the following actions taken by the Committee earlier that same day with respect to the 2010 compensation for our named executive officers:

		2010 Bonus	2010 Car	Stock	Restricted
Executive Officer	2010 Salary (1)	Opportunity	Allowance	Options	Stock
Michael J. McKelvey, Ph.D.	$515,000	$386,250	$12,000	115,830	55,331
President and Chief Executive Officer
Joel Morganroth, M.D.	$475,000	$237,500	$12,000	43,253	20,661
Chairman and Chief Scientific Officer
Keith D. Schneck	$298,700	$149,350	$9,240	38,759	18,514
Executive Vice President and Chief Financial Officer
Jeffrey Litwin, M.D.	$351,190	$175,595	$9,240	36,456	17,414
Executive Vice President and Chief Medical Officer
Amy Furlong	$290,000	$145,000	$9,240	30,104	14,380
Executive Vice President, Cardiac Safety Operations

(1)	Salary is effective January 1, 2010 except for Dr. Morganroth’s salary, which is effective on March 1, 2010.

2010 Bonus Plan

At its meeting, the Board, at the recommendation of the Committee, also ratified the 2010 Bonus Plan (the “2010 Plan”) that was approved earlier that day by the Committee. The 2010 Plan was effective beginning on January 1, 2010 and will remain effective for fiscal year 2010. The purpose of the 2010 Plan is to promote the interests of the Company and its stockholders by providing employees with financial rewards upon achievement of specified business objectives, as well as help us attract and retain employees by providing attractive compensation opportunities linked to performance results. All of our employees are eligible to participate in the 2010 Plan, subject in some cases to certain waiting periods and with the exception that certain sales personnel participate in a separate commission incentive plan instead of the 2010 Plan.

Bonuses payable under the 2010 Plan are recommended by the Committee and presented to the Board. Bonuses payable to eligible participants are based on a variety of factors, including both objective and subjective criteria. The objective criteria consist of targets for revenue, net income and the revenue projected to be generated by new contracts into which we enter regardless of when we actually recognize the revenue (the “Contract Revenues”).

For Dr. McKelvey, Mr. Schneck and Ms. Furlong, 15% of the bonus will be based on the extent to which we achieve specified revenue targets, 55% will be based on the extent to which we achieve specified net income targets and the remaining 30% will be based on individual performance objectives. For Dr. Morganroth, 100% of the bonus will be at the discretion of the Committee based on overall Company performance. For Dr. Litwin, 15% of the bonus will be based on the extent to which we achieve specified revenue targets, 40% will be based on the extent to which we achieve specified net income targets, 20% will be based on the extent to which we achieve specified Contract Revenues targets and the remaining 25% will be based on individual performance objectives.

The revenue and net income targets at which bonus plan participants would earn 100% of the bonus opportunity attributable to those targets is within the range for revenues and net income provided as guidance for 2010 in the Company’s press release issued on February 25, 2010. The Board intends that the plan participants earn the full bonus opportunity with respect to those targets if the Company executes its financial business plan.

Dr. McKelvey’s individual goals focus on executing key initiatives supporting our 2010 business plan, including implementing programs to increase centralization of ECGs, reviewing and making recommendations regarding potential expansion opportunities, developing a health care services strategy and growing our electronic patient reporting outcome (“ePRO”) business. Mr. Schneck’s individual goals consist primarily of enhancing the tax efficiency and cash flow of our operations, conducting a review of our enterprise risk management, improving investor relations, continuing to improve our planning and forecasting processes and actively supporting corporate development activities. Dr. Litwin’s individual goals focus on increasing the centralization of ECGs, representing ERT at public meetings and with sponsors, training other cardiologists to expand our consulting practice and improving the profitability of our consulting group. Ms. Furlong’s individual goals focus on improving the efficiency of our operations through process and organizational improvements, increasing centralization of ECGs, integrating ePRO into the cardiac safety operations and selected areas of strategic development.

Our named executive officers will be eligible to receive 50% to 150% of the 2010 bonus opportunity noted in the table above that is allocable to each objective target category, based on the extent to which we achieve the various specified targets. Amounts payable based on achievement of individual performance objectives can range from 0-100% of the applicable bonus opportunity.

Bonuses are payable based on the extent to which annual targets have been achieved, with the bonuses (if any) normally being paid within ninety (90) days after the end of the calendar year in which the bonuses were earned. Bonuses normally will be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings, as applicable.

Notwithstanding the foregoing, the Committee retains the discretion under the 2010 Plan to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria, including revenue, net income and Contract Revenues targets, are achieved.

Stock Options and Restricted Stock

The stock options and restricted stock were granted on February 26, 2010, the business day following the release of our annual 2009 financial results. Both the options and stock were awarded pursuant to our Amended and Restated 2003 Equity Incentive Plan. The options were issued with an exercise price of $6.05 per share, the closing price of our common stock on the date of the grant. The options will vest and the restrictions on the stock will lapse in four equal consecutive annual installments commencing one year from the date of grant. The number of shares of restricted stock and the number of stock options granted to each executive officer was determined by the Committee based on an estimated dollar value for each executive officer, divided by the closing price of our common stock on the date of the grant for restricted stock and the fair value of options on the grant date using the Black-Scholes option-pricing model for stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
(Registrant)

Date: March 1, 2010	By:	\s\ Keith D. Schneck
Keith D. Schneck, Executive Vice President, Chief Financial Officer and Secretary